UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2011, the Human Resources and Compensation Committee of the Board of Directors (the “Compensation Committee”) of MasterCard Incorporated (the “Company”) approved performance targets for the Company for the year ending December 31, 2011 that will be used to determine the amounts of cash bonus awards that may be paid to the principal executive officer, principal financial officer, and other named executive officers disclosed in the Company’s most recent proxy statement filed with the Securities and Exchange Commission (on July 30, 2010) under its Senior Executive Annual Incentive Compensation Plan (“SEAICP”). The cash bonus awards for 2011 under the SEAICP are based upon the Company’s achievement of predetermined net income and net revenue targets. Actual bonus award amounts will be based upon a weighting of two-thirds for actual performance achieved against the net income target and one-third for actual performance achieved against the net revenue target. The Compensation Committee may reduce award amounts at its discretion. The Compensation Committee set the 2011 annual cash incentive awards (as a percentage of base salary) under the SEAICP for the Company’s named executive officers as follows:

Name	Performance Level Achieved
	Threshold	Target	Maximum
Ajay Banga	75%	150%	375%
Martina Hund-Mejean	50%	100%	250%
Chris A. McWilton	57.5%	115%	287.5%
Gary J. Flood	57.5%	115%	287.5%

Performance below threshold would result in no cash bonus payout.

Item 8.01. Other Events.

On February 8, 2011, the Company issued a press release announcing that its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) will be held on June 7, 2011. Consistent with the expectations stated in the Company’s proxy statement (the “2010 Proxy Statement”) for its 2010 annual meeting of stockholders (the “2010 Annual Meeting”), the 2011 Annual Meeting is returning to its typical June timing (after having been held in September in 2010). The Company indicated in the 2010 Proxy Statement that it was likely that the deadlines for submissions of stockholder proposals and director nominations in 2011 would be changed to earlier dates.

Because the date of the 2011 Annual Meeting is more than 30 days prior to the anniversary of the 2010 Annual Meeting, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities and Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement for the 2011 Annual Meeting. In order to be considered timely, any such proposal must be received by the Corporate Secretary of the Company at 2000 Purchase Street, Purchase, New York 10577 no later than March 9, 2011. Proposals submitted under Rule 14a-8 must also meet the other requirements of Rule 14a-8 or otherwise may be omitted.

Additionally, because the expected date of the 2011 Annual Meeting is more than 20 days before the anniversary of the 2010 Annual Meeting, in accordance with the advanced notice provisions set forth in the Company’s Amended and Restated By-laws (the “By-laws”), the Company has set new deadlines for a stockholder to properly bring nominations of directors or any other business before the 2011 Annual Meeting. Notice of such nominations or business, in order to be timely, must be received by the Corporate Secretary of the Company at 2000 Purchase Street, Purchase, New York 10577 no earlier than February 7, 2011 and no later than the close of business on March 9, 2011. If a stockholder’s nomination or proposal for business to be brought before the meeting is not in compliance with the requirements set forth in the By-laws, the Company may disregard such nomination or business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: February 11, 2011	By	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel and Corporate Secretary